8-K CINCINNATI BELL INC.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2011

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Section 8 - Other Events

Item 8.01	Other Items

On December 20, 2011, Cincinnati Bell Inc. (“Cincinnati Bell” or the “Company”) and the other defendants entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) with the plaintiff in the purported shareholder derivative action captioned In Re Cincinnati Bell Inc. Derivative Litigation, Case No. A1105305, currently pending in the Court of Common Pleas, Hamilton County, Ohio. Under the terms of the proposed settlement, Cincinnati Bell will clarify its executive compensation policies including its pay for performance philosophy and will more clearly articulate those policies to its shareholders. The specific enhancements to the Company's corporate governance procedures are set forth in the Settlement Agreement.

The Settlement Agreement is subject to approval by the Hamilton County, Ohio, Court of Common Pleas. If the Court approves the Settlement Agreement, plaintiff's purported derivative litigation will be dismissed with prejudice.

Additional information concerning the proposed terms of the settlement is contained in the press release attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference. Additional information and details concerning the settlement is contained in the Settlement Agreement attached as Exhibit 99.2 to this Form 8-K, which is incorporated herein by reference.

Exhibit 99.3 contains the form of proposed Notice of Pendency of Proposed Settlement of Shareholder Derivative Action and Settlement Hearing (the “Notice”). The Notice, in final form, will also be posted and available for viewing on Cincinnati Bell's website (www.cincinnatibell.com) within ten days after the date of the court's preliminary approval of the settlement and notice. Shareholders should read the Notice for more information.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release dated December 20, 2011.
	99.2	Stipulation and Agreement of Settlement.
	99.3	The form of proposed Notice of Pendency of Proposed Settlement of Shareholder Derivative Action and Settlement Hearing.

Form 8-K	Cincinnati Bell Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
Date:	December 23, 2011	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary

Form 8-K	Cincinnati Bell Inc.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 20, 2011.
99.2	Stipulation and Agreement of Settlement.
99.3	The form of proposed Notice of Pendency of Proposed Settlement of Shareholder Derivative Action and Settlement Hearing.